Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ChyronHego Corporation
Melville, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-193949) and Form S-8 (Nos. 333-01861, 333-152205, 333-167086 and 333-190095) of ChyronHego Corporation (formerly Chyron Corporation) of our report dated March 14, 2014, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Melville, New York

March 14, 2014